EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 033-56965, 333-04971, 333-16869 and 333-85907) and in the Registration Statements on Form S-8 (Nos. 033-39529, 033-52699, 333-25837, 333-50369, 333-52018, 333-57504, 333-57506, 333-67173, 333-67175, 333-76935 and 333-81302) of Crown Cork & Seal Company, Inc. of our report dated March 15, 2002 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 27, 2002